UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 22, 2026

Texas Ventures Acquisition III Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42609	98-1802457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1012 Springfield Avenue
Mountainside, NJ	07092
(Address of principal executive offices)	(Zip Code)

(201) 985-8300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	TVACU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	TVA	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	TVACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Executive Officer

On April 22, 2026, Mr. Kevin McGurn notified the board of directors of Texas Ventures Acquisition III Corp (the “Company”) of his resignation as Chief Executive Officer of the Company, effective immediately. Mr. McGurn’s resignation was not the result of any dispute or disagreement with the Company on any matter, whether related to the Company’s operations, policies, practices or otherwise. The Company expresses its gratitude to Mr. McGurn for his dedicated service.

Appointment of New Executive Officer

On April 22, 2026, Mr. Troy Rillo was appointed as Chief Executive Officer of the Company by the Company’s board of directors, effective immediately. Mr. Rillo will continue to serve as Chief Financial Officer of the Company.

Mr. Rillo, 57, has served as Chief Financial Officer of the Company since September 2025. Mr. Rillo is a partner with Yorkville Advisors where, since 2004, he has been instrumental in the firm’s growth and strategic direction. Mr. Rillo is an accomplished business executive and attorney with extensive experience in corporate finance, securities law, and investment management. Mr. Rillo also currently serves as Co-Chief Executive Officer of Yorkville Securities LLC, an SEC registered broker-dealer and member of FINRA, and President and Chief Executive Officer, and member of the Board of Managers, of Yorkville America, LLC, an affiliated SEC-registered investment adviser focused on branded investment products, including separately managed accounts and exchange-traded funds. Additionally, Mr. Rillo has served as the Chief Financial Officer at Yorkville Acquisition Corp. since August 2025, and as the Chief Financial Officer of Blue Water Acquisition Corp. III since November 2025. Prior to joining Yorkville Advisors, Mr. Rillo was a corporate and securities partner at K&L Gates LLP, a leading international law firm, where he advised public and private companies on capital-raising transactions, mergers and acquisitions, and securities compliance. Mr. Rillo is widely recognized as an authority in corporate and securities law and is a frequent speaker on related topics. He earned both his J.D. and B.S. in Finance, magna cum laude, from the University of Florida. While in law school, he served as a member of the Florida Law Review and was elected to the Order of the Coif. He is admitted to practice law in New Jersey and Florida.

No family relationships exist between Mr. Rillo and any of the Company’s directors or other executive officers. There is no arrangement or understanding between Mr. Rillo and any other person pursuant to which he was selected as Chief Executive Officer. There is no material plan, contract or arrangement (whether or not written) to which Mr. Rillo is a party or in which he participates that was entered into, or materially amended, in connection with his appointment as Chief Executive Officer, and no grant or award (or modification thereto) was made to Mr. Rillo under any such plan, contract or arrangement in connection with his appointment. Mr. Rillo is a Partner of Yorkville Advisors, an affiliate of Yorkville Acquisition Sponsor II, LLC, the Company's sponsor (the “Sponsor”). As a result, Mr. Rillo may be deemed to have an indirect interest in the arrangements between the Company and the Sponsor (and its affiliates) that have been previously described in the Company's filings with the Securities and Exchange Commission. Other than as previously disclosed or described herein, there are no transactions involving Mr. Rillo that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS VENTURES ACQUISITION III CORP

By:	/s/ Troy Rillo
Name: Troy Rillo
Title: Chief Executive Officer and Chief Financial Officer

Date: April 24, 2026